Exhibit 10.44

AMERICAN REALTY CAPITAL PROPERTIES, INC.
2014 MULTI-YEAR OUTPERFORMANCE PLAN
The purpose of this 2014 MULTI-YEAR OUTPERFORMANCE PLAN (this “Plan”) is to provide additional incentives to executives, directors and key employees of AMERICAN REALTY CAPITAL PROPERTIES, INC., a Maryland corporation (the “Company”) or its affiliates, including the Company’s subsidiary ARC PROPERTIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), the entity through which the Company conducts substantially all of its operations (each such individual an “Eligible Individual”), in connection with their employment or other service relationship with the Company or any of its affiliates to promote the progress and success of the business of the Company and its affiliates, including the Partnership. This Plan was adopted by the Compensation Committee (the “Committee”) of the Company’s board of directors (the “Board”) on October 21, 2013, to be effective as of the effective date of the consummation of the Company’s restructuring into a self-managed real estate investment trust (such date, the “Effective Date”).
1.Administration. This Plan and all Awards granted under this Plan shall be administered by the Committee; provided that all powers of the Committee hereunder can be exercised by the full Board if the Board so elects; and further provided, that the Chief Executive Officer and the Chairman of the Board of the Company shall be entitled to recommend to the Board (or the Committee as applicable) in advance of any Awards (a) future recipients of an Award and (b) the number of Award LTIP Units to be granted to each such Grantee, subject to the Board’s (or the Committee’s) approval. The Committee shall have the discretionary authority to make all determinations regarding this Plan and all Awards granted under this Plan (including, without limitation, the number of Award LTIP Units granted to each Grantee, the terms and conditions of each Award, the interpretation and construction of this Plan and all Awards and the determination of relevant facts); provided¸ that such determinations are made in good faith and are consistent with the purpose and intent of this Plan and such Awards; and provided further, that except as expressly provided herein, no such action by the Committee shall adversely affect the rights of a Grantee to any earned and outstanding Award LTIP Units. Subject to the terms hereof, all decisions made by the Committee shall be final, conclusive and binding on all persons, including the Company and each Grantee. No member of the Committee, nor any other member of the Board or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan or any Award granted under this Plan, and all members of the Committee and each other member of the Board and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
2.    Definitions. As used herein:
“Additional Shares” means (without double-counting), as of a particular date of determination, the sum of (A) the number of shares of Common Stock plus (B) the REIT Shares Amount for all Partnership Units (assuming that such Partnership Units were converted, exercised, exchanged or redeemed for OP Units as of such date of determination at the applicable conversion, exercise, exchange or redemption rate (or rate deemed applicable by the Committee if there is no such stated rate) and such OP Units were then tendered to the Partnership for redemption pursuant to the Partnership Agreement as of such date) other than those Partnership Units held by the Company, in the case of each (A) and (B), to the extent issued after the Effective Date, and on or before such date of determination in a capital raising transaction, in exchange for assets or securities, or upon the acquisition of another entity; provided, that for the avoidance of doubt, this definition of “Additional Shares” shall exclude: (i) shares of Common Stock issued after the Effective Date, upon exercise of stock options or upon the exchange (directly or indirectly) of LTIP Units or other Partnership Units issued by the Company or the Partnership to their or their affiliates employees, non-employee directors, consultants, or advisors or to other persons or entities as incentive or other compensation, (ii) shares of Common Stock awarded by the Company after the Effective Date to employees or other persons or entities in exchange for services provided or to be provided to the Company or any of its affiliates, and (iii) all Initial Shares.
“Adjusted Market Cap” means (A) the Company’s Initial Market Cap minus the value of any Buyback Shares repurchased or redeemed since the Commencement Date plus the value of any Additional Shares issued after the Commencement Date (prorated to reflect the number of days they were outstanding since the Commencement Date) with respect to the calculation of (i) the Annual Amount on the First Valuation Date, (ii) the Interim Amount, (iii) the Final Absolute TRS Amount and (iv) the Final Relative TRS Amount, and (B) the Company’s Adjusted Market Cap calculated pursuant to (A) as of the prior Valuation Date minus the value of any Buyback Shares repurchased or redeemed since the prior Valuation Date plus the value of any Additional Shares issued after the prior Valuation Date (prorated to reflect the number of days they were outstanding since the prior Valuation Date) with respect to the calculation of the Annual Amount on the Second Valuation Date and the Final Valuation Date.
“Annual Absolute TRS” means, as of the each Valuation Date and provided the Company’s TRS Percentage exceeds seven percent (7%) for the period commencing on (A) the Commencement Date with respect to the First Valuation Date and (B) the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date, a dollar amount equal to four percent (4%) of the dollar amount by which, if any, the amount of the Company’s Total Return, determined as of such date, exceeds the Threshold Amount, determined as of such date.
“Annual Amount” means, as of a Valuation Date, an amount equal to up to one and one-quarter percent (1.25%) of the Company’s Initial Market Cap based on the level of achievement of Annual Absolute TRS and Annual Relative TRS as of such Valuation Date for the period commencing on (A) the Commencement Date with respect to the First Valuation Date and (B) the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date.
“Annual Relative TRS” means, as of each Valuation Date, a dollar amount equal to four percent (4%) of any amount by which the Company’s Total Return for the period commencing on (A) the Commencement Date with respect to the First Valuation Date and (B)

the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date, exceeds the Relative Threshold Amount as of such date; provided, that the amount so earned will be subject to reduction in accordance with a ratable sliding scale factor so that (A) if the Company’s TRS Percentage for the applicable period is six percent (6%) or more, there will be no reduction to Annual Relative TRS for such period; (B) Annual Relative TRS for such period shall be reduced by fifty percent (50%) if such TRS Percentage for the applicable period is zero percent (0%); (C) Annual Relative TRS for such period shall be reduced based on a linear interpolation between the foregoing reduction factors if the Company’s TRS Percentage for the applicable period is between zero percent (0%) and six percent (6%); and (D) Annual Relative TRS for such period shall be reduced by one hundred percent (100%) if the TRS Percentage for the applicable period is below zero percent (0%).
“Award” means each grant of Award LTIP Units to a Grantee under this Plan.
“Award Agreement” means an agreement between the Company, the Partnership and each Grantee setting forth each Grantee’s Participation Percentage in a form determined by the Committee, with and such other terms and conditions determined by the Committee in its sole discretion in accordance with the provisions of this Plan as set forth therein.
“Award OP Units” has the meaning set forth in Section 7 hereof.
“Award LTIP Units” has the meaning set forth in Section 3(a) hereof.
“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
“Buyback Shares” means (without double-counting), as of a particular date of determination, (A) shares of Common Stock or (B) the REIT Shares Amount for Partnership Units (assuming that such Partnership Units were converted, exercised, exchanged or redeemed for OP Units as of such date of determination at the applicable conversion, exercise, exchange or redemption rate (or rate deemed applicable by the Committee if there is no such stated rate) and such OP Units were then tendered to the Partnership for redemption pursuant to the Partnership Agreement as of such date), other than those Partnership Units held by the Company, in the case of each (A) and (B), to the extent repurchased by the Company after the Commencement Date and on or before such date of determination in a stock buyback transaction or in a redemption of Partnership Units for cash pursuant to the Partnership Agreement; provided, that for the avoidance of doubt, this definition of “Buyback Shares” shall exclude: (i) shares of Common Stock issued after the Commencement Date, upon exercise of stock options or upon the exchange (directly or indirectly) of LTIP Units or other Partnership Units issued by the Company or the Partnership to their or their affiliates employees, non-employee directors, consultants, or advisors or to other persons or entities as incentive or other compensation, and (ii) shares of Common Stock awarded after the Commencement Date to employees or other persons or entities in exchange for services provided or to be provided to the Company or any of its affiliates.
“Cause” means: (A) if the Grantee is a party to a Service Agreement immediately prior to the termination of the Grantee’s Continuous Service, and “Cause” (or a similar term) is defined therein, the term shall have the meaning set forth therein, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination of Continuous Service or such Service Agreement does not define “Cause” (or a similar term), the term shall mean the termination of the Grantee’s Continuous Service by the Company or its affiliate upon the occurrence of any of the following events: (i) the conviction of, or a plea of nolo contendere by, the Grantee for the commission of a felony, excluding any felony in connection with the operation of a motor vehicle, (ii) the Grantee’s continuing willful failure for ten business days to substantially perform the Grantee’s duties to the Company or any of its affiliates (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes the Grantee has not substantially performed the Grantee’s duties; or (iii) willful misconduct by the Grantee (including, but not limited to, breach by the Grantee of terms of any Service Agreement to which the Grantee is a party) that is demonstrably and materially injurious to the Company or its Subsidiaries. In any such case, before termination may be effected, the Grantee shall have the right (accompanied by counsel if he or she so elects) to be present at a meeting of the Board and to present his or her case to the Board.
“Change of Control” means and includes any of the following events:
(i)    any Person is or becomes Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or
(ii)    the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) seventy percent (70%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or
(iii)    the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or
(iv)    persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election a vote of at least a majority of the Incumbent Directors.
Notwithstanding the foregoing, with respect to any payment that is triggered upon a Change in Control, a transaction shall not be deemed to be a Change in Control unless such transaction constitutes a “change in control event” within the meaning of Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commencement Date” means October 1, 2013.
“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.
“Common Stock Price” means, as of a particular date, unless otherwise provided herein, the average of the Fair Market Value of one share of Common Stock over the fifteen (15) consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.
“Continuous Service” means the continuous service of a Grantee to the Company or any Subsidiary or affiliate, without interruption or termination, in any capacity as an employee, director or consultant. Continuous Service shall not be considered interrupted in the case of: (A) any approved leave of absence; (B) transfers among the Company and any Subsidiary or affiliate, or any successor, in any capacity of employee, or with the written consent of the Committee, consultant; or (C) any change in status as long as the individual remains in the service of the Company and any Subsidiary or affiliate in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Convertible Preferred Stock” means the series of the Company’s preferred stock, par value $0.01 per share, designated as Series D Convertible Preferred Stock and Series F Convertible Preferred Stock.
“Conversion Factor” has the meaning set forth in the Partnership Agreement.
“Disability” means, unless otherwise provided in the Grantee’s Service Agreement (if any), a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

“Effective Date” means the date set forth in the Recitals hereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that (A) if such security is admitted to trading on a national securities exchange, the fair market value of such security on any date shall be the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported; and (B) if such security is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a successor quotation system, the fair market value of such security on any such date shall be the average of the highest bid and lowest asked prices for such security on the system on such date on which both the bid and asked prices were reported.
“Family Member” has the meaning set forth in Section 7 hereof.
“Final Absolute TRS Amount” means, as of the Final Valuation Date and provided the Company’s TRS Percentage exceeds twenty-one percent (21%) for the period commencing on the Commencement Date through the Final Valuation Date, a dollar amount equal to four percent (4%) of the dollar amount by which, if any, the amount of the Company’s Total Return, determined as of such date, exceeds the Threshold Amount, determined as of such date.
“Final Relative TRS Amount” means, as of the Final Valuation Date, a dollar amount equal to four percent (4%) of any amount by which the Company’s Total Return for the period commencing on the Commencement Date through the Final Valuation Date exceeds the Relative Threshold Amount as of such date; provided, that the amount so earned will be subject to reduction in accordance with a ratable sliding scale factor so that (A) if the Company’s TRS Percentage for the period commencing on the Commencement Date through the Final Valuation Date is eighteen percent (18%) or more, there will be no reduction to the Final Relative TRS Amount; (B) the Final Relative TRS Amount shall be reduced by fifty percent (50%) if such TRS Percentage is zero percent (0%); (C) the Final Relative TRS Amount shall be reduced based on a linear interpolation between the foregoing reduction factors if the Company’s TRS Percentage is between zero percent (0%) and eighteen percent (18%); and (D) the Final Relative TRS Amount shall be reduced by one hundred percent (100%) if such TRS Percentage is below zero percent (0%).
“Final Valuation Date” means October 1, 2016.
“First Valuation Date” means October 1, 2014.
“Good Reason” means if the Grantee is a party to a Service Agreement immediately prior to the termination of the Grantee’s Continuous Service, and “Good

Reason” (or a similar term) is defined therein, the term shall have the meaning set forth therein. A Grantee shall not have “Good Reason” in the absence of a Service Agreement defining such term (or similar term).
“Grant Date” means with respect to a Grantee’s Award the later of date on which the Committee completes the corporate action authorizing the Grant of the Award or such later date specified by the Committee and set forth in the Grantee’s Award Agreement.
“Grantee” means each Eligible Individual granted an Award under this Plan.
“Initial Market Cap” means (A) the VWAP multiplied by (B) the number of Initial Shares outstanding on the Effective Date.
“Initial Shares” means 350,851,427 shares of Common Stock, which includes the sum of (A) all shares of Common Stock outstanding as of the Effective Date (including the shares of Common Stock into which shares of Convertible Preferred Stock are convertible, and including any vested and nonvested restricted shares of Common Stock issued under any other incentive plan maintained by the Company prior to the Commencement Date), plus (B) any shares of Common Stock representing the REIT Shares Amount for all Partnership Units outstanding as of the Effective Date (assuming such Partnership Units were converted, exercised, exchange or redeemed for OP Units as of the Effective Date at the applicable conversion, exercise, exchange or redemption rate (or rate deemed applicable by the Committee if there is no such stated rate) and such OP Units were then tendered to the Partnership for redemption pursuant to the Partnership Agreement as of the Effective Date) other than Partnership Units held by the Company; provided, that for the avoidance of doubt, this definition of “Initial Shares” shall exclude shares of Common Stock issuable upon exercise of stock options.
“Interim Amount” means, as of the Second Valuation Date, an amount equal to (A) up to three percent (3%) of the Company’s Initial Market Cap, less (B) any amount of the Annual Amount achieved through the Second Valuation Date (such that the maximum level of achievement through the Second Valuation Date shall not exceed three (3%) of the Company’s Initial Market Cap), based on the level of achievement of: (x) as of the Second Valuation Date and provided the Company’s TRS Percentage exceeds fourteen percent (14%) for the period commencing on the Commencement Date, a dollar amount equal to four percent (4%) of the dollar amount by which, if any, the amount of the Company’s Total Return, determined as of such date, exceeds the Threshold Amount, determined as of such date (“Interim Absolute TSR”), and (y) as of the Second Valuation Date, a dollar amount equal to four percent (4%) of any amount by which the Company’s Total Return for the period commencing on the Commencement Date, exceeds the Relative Threshold Amount as of such date (“Interim Relative TRS”); provided, that the amount so earned will be subject to reduction in accordance with a ratable sliding scale factor so that (A) if the Company’s TRS Percentage for the applicable period is twelve percent (12%) or more, there will be no reduction to Interim Relative TRS for such period; (B) Interim Relative TRS for such period shall be reduced by fifty percent (50%) if such TRS Percentage for the applicable period is zero percent (0%); (C) Interim Relative TRS for such period shall be reduced based on a linear interpolation between the foregoing reduction factors if the Company’s TRS Percentage for the applicable period is between zero percent (0%)

and twelve percent (12%); and (D) Interim Relative TRS for such period shall be reduced by one hundred percent (100%) if the TRS Percentage for the applicable period is below zero percent (0%). For the avoidance of doubt, any Interim Amount will be determined based on the formula in the preceding sentence which provides for a potential reduction of any Annual Amounts determined at the First and Second Valuation Dates, but not less than zero.
“LTIP Units” means LTIP Units, as such term is defined in the Partnership Agreement.
“Market Cap” means (A) Initial Market Cap with respect to the calculation of (i) the Annual Amount on the First Valuation Date, (ii) the Interim Amount, (iii) the Final Absolute TRS Amount and (iv) the Final Relative TRS Amount, and (B) Adjusted Market Cap calculated as of the prior Valuation Date with respect to the calculation of the Annual Amount on the Second Valuation Date and the Final Valuation Date.
“Maximum Total Outperformance Amount” means five percent (5%) of the Company’s Initial Market Cap.
“OP Units” has the meaning set forth in the Partnership Agreement.
“Participation Percentage” means, the Grantee’s Participation Percentage as set forth in the Participant’s Award Agreement.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 28, 2013, among the Company, as general partner, Tiger Acquisition, LLC and any limited partners or general partner that is admitted from time to time to the Partnership and listed on Exhibit A thereto, as amended, restated or supplemented from time to time.
“Partnership Units” has the meaning set forth in the Partnership Agreement.
“Peer Group” means each of the following companies (i) EPR Properties; (ii) Getty Realty Corporation; (iii) Lexington Realty Trust; (iv) National Retail Properties, Inc.; (v) Realty Income Corporation and (vi) Spirit Realty Capital, Inc.; provided, that if (A) any of the foregoing companies ceases to exist and the Committee determines that there is no successor to such company or (B) the Committee reasonably determines that any of the forgoing companies is no longer suitable for the purposes of this Plan, then the Committee in its good faith reasonable discretion shall select for a comparable company for subsequent periods, or if the Committee in its reasonable good faith discretion so determines, for the entire period from the Commencement Date to the Valuation Date.
“Peer Group Return Percentage” means, the median percentage return to stockholders of the Peer Group (A) for the period commencing on the Commencement Date and ending on the First Valuation Date with respect to the calculation of Annual Relative TRS for the First Valuation Date, (B) for the period commencing on the day after the prior Valuation Date and ending on the next Valuation Date with respect to calculation of Annual Relative TRS for the Second Valuation Date and the Final Valuation Date and (C) for the period commencing on the

Commencement Date and ending on the Second Valuation Date and the Final Valuation Date with respect to calculating Interim Relative TRS and Final Relative TRS, respectively; in each case as calculated by a consultant engaged by the Committee and as approved by the Committee in its reasonable discretion.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).
“Qualified Termination” has the meaning set forth in Section 4(b) hereof.
“REIT Shares Amount” has the meaning set forth in the Partnership Agreement.
“Relative Threshold Amount” means an amount equal to (A) the Company’s Market Cap multiplied by (B) the Peer Group Return Percentage.
“Retirement” means: (A) means if the Grantee is a party to a Service Agreement immediately prior to the termination of the Grantee’s Continuous Service, and “Retirement” (or a similar term) is defined therein, the term shall have the meaning set forth therein, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination of Continuous Service or such Service Agreement does not define “Retirement” (or a similar term), the term shall mean the voluntary termination by the Grantee of the Grantee’s Continuous Service after attainment of age 65, or attainment of age 62 and completion of twenty (20) years of Continuous Service with the Company and/or a Subsidiary.
“Second Valuation Date” means October 1, 2015.
“Securities Act” means the Securities Act of 1933, as amended.
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement(s) then in effect between a Grantee and the Company, as amended or supplemented through such date.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.
“Threshold Amount” means an amount equal to (A) with respect to Annual Absolute TRS, seven percent (7%) of the value of the Company’s Adjusted Market Cap for the period commencing on (x) the Commencement Date with respect to the First Valuation Date and (y) the prior Valuation Date with respect to the Second Valuation Date and the Final Valuation Date, (B) with respect to Interim Absolute TRS, fourteen percent (14%) of the value of the Company’s Adjusted Market Cap for the period commencing on the Commencement Date, and (C) with respect to the Final Absolute TRS Amount, twenty-one percent (21%) of the value of the Company’s Adjusted Market Cap for the period commencing on the Commencement Date.
“Total OPP Unit Equivalent” means, with respect to each Grantee, (i) the aggregate of (x) the sum of Annual OPP Unit Equivalents (as defined in Section 3(b)) and the

Interim OPP Unit Equivalent (as defined in Section 3(c); such sum the “Earned Annual and Interim OPP Unit Equivalent”) and (y) the excess (if any) of the Final OPP Unit Equivalent (as defined in Section 3(d)(iv)) over the Earned Annual and Interim OPP Unit Equivalent, multiplied by (ii) the Grantee’s Participation Percentage.
“Total Outperformance Amount” means, as of the Final Valuation Date, a dollar amount equal to the algebraic sum of: (A) the Final Absolute TRS Amount, (B) the Final Relative TRS Amount, (C) the Annual Amounts determined as of each Valuation Date and (D) the Interim Amount; provided that (i) if the resulting amount is a negative number, the Total Outperformance Amount shall be zero, and (ii) in no event shall the Total Outperformance Amount exceed the Maximum Total Outperformance Amount. For the avoidance of doubt, the Total Outperformance Amount is based on (i) the Annual Amounts granted at the First, Second and Final Valuation Dates, plus (ii) the Interim Amount less any Annual Amounts granted at the First and Second Valuation Dates, plus (iii) the Final TRS Amount, less any Annual Amounts granted at the First, Second and Third Valuation Dates and any Interim Amount granted at the Second Valuation Date, but not less than zero and not greater than the Maximum Total Outperformance Amount.
“Total Return” means (without double-counting), as of a particular date of determination, a dollar amount equal to the sum of: (A) the Total Shares as of such date of determination multiplied by the Common Stock Price as of such date, minus (B) (x) the Initial Market Cap with respect to the calculation of (i) the Annual Amount on the First Valuation Date, (ii) the Interim Amount, (iii) the Final Absolute TRS Amount and (iv) the Final Relative TRS Amount, and (y) the Adjusted Market Cap calculated as of the prior Valuation Date with respect to the calculation of the Annual Amount on the Second Valuation Date and the Final Valuation Date, plus (C) an amount equal to the sum of the total dividends and other distributions declared between the Commencement Date and such date of determination so long as the “ex-dividend” date with respect thereto falls prior to such date of determination (excluding dividends and distributions paid in the form of additional shares of Common Stock or Partnership Units), in respect of the Total Shares as of such date of determination (it being understood, for the avoidance of doubt, that such total dividends and distributions shall be calculated by reference to actual securities outstanding as of each record date with respect to each applicable dividend or distribution payment date, and not by multiplying the aggregate amount of distributions paid on one OP Unit that was outstanding as of the Commencement Date between the Commencement Date and such date of determination by the number of Total Shares as of the date of determination).
“Total Shares” means (without double-counting), as of a particular date of determination, the algebraic sum of: (A) the Initial Shares, plus (B) the Additional Shares, minus (C) all Buyback Shares repurchased or redeemed between the Effective Date and such date of determination.
“Transactional Change of Control” means (A) a Change of Control described in clause (a) of the definition thereof where the Person makes a tender offer for Common Stock, (B) a Change of Control described in clause (b) of the definition thereof where the Company is not the surviving entity, or (C) a Change of Control described in clause (c) of the definition thereof.
“Transfer” has the meaning set forth in Section 7 hereof.
“TRS Percentage” means the Company’s Total Return divided by the Market Cap, with the result multiplied by 100 and expressed as a percentage.
“Valuation Date” means the First Valuation Date, the Second Valuation Date and the Final Valuation Date, as applicable.
“VWAP” means $12.43, which was the 5-day trailing average closing price per share price of the Company’s Common Stock on the Commencement Date.
3.    Outperformance Awards.
(a)    The Committee will determine the Eligible Individuals to receive Awards hereunder and the number of LTIP Units granted to each Eligible Individual, which will be set forth in the applicable Award Agreement (such LTIP Units granted hereunder, the “Award LTIP Units”). The Award LTIP Units and the Grantee’s Participation Percentage will be subject to forfeiture and vesting to the extent provided in this Section 3 and Section 4 hereof.
(b)    As soon as practicable following each Valuation Date, but as of such Valuation Date, the Committee will determine the applicable Annual Amount and divide the resulting dollar amount by the Common Stock Price calculated as of the applicable Valuation Date (appropriately adjusted to the extent that the Conversion Factor is greater or less than 1.0); the resulting number of unit equivalents determined for each Valuation Date referred to herein as the “Annual OPP Unit Equivalent”.
(c)    As soon as practicable following the Second Valuation Date, but as of the Second Valuation Date, the Committee will determine the Interim Amount and divide the resulting dollar amount by the Common Stock Price calculated as of the Second Valuation Date (appropriately adjusted to the extent that the Conversion Factor is greater or less than 1.0); the resulting number of unit equivalents determined as of the Second Valuation Date referred to herein as the “Interim OPP Unit Equivalent”.
(d)    As soon as practicable following the Final Valuation Date, but as of the Final Valuation Date, the Committee will:
a.determine the Final Absolute TRS Amount;
b.determine the Final Relative TRS Amount;
c.determine the Total Outperformance Amount; and
d.divide the resulting dollar amount by the Common Stock Price calculated as of the Final Valuation Date (appropriately adjusted to the extent that the Conversion

Factor is greater or less than 1.0); the resulting number of unit equivalents determined as of the Final Valuation Date referred to herein as the “Final OPP Unit Equivalent.”
(e)    Notwithstanding the foregoing, if the Committee determines that during any thirty (30) consecutive day period during the period from the Second Valuation Date through the Final Valuation Date the calculations provided in Section 3(d) would result in the Grantees earning the Maximum Total Outperformance Amount, all Award LTIP Units shall be deemed immediately earned, but will remain subject to Section 3(g).
(f)    If a Grantee’s Total OPP Unit Equivalent is smaller than the number of Award LTIP Units previously issued to the Grantee, as of the Final Valuation Date, the Grantee shall forfeit the number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will have any further rights or interests in the Award LTIP Units that were so forfeited. If the Grantee’s Total OPP Unit Equivalent is greater than the number of Award LTIP Units previously issued to the Grantee: (A) the Company shall cause the Partnership to issue to the Grantee, as of the Final Valuation Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award; and (C) the Company and the Partnership shall take such action as is necessary to accomplish the grant of such additional LTIP Units; provided, that such issuance will be subject to the Grantee executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the Grantee’s Total OPP Unit Equivalent is the same as the number of Award LTIP Units previously issued to the Grantee, then there will be no change to the number of Award LTIP Units granted to the Grantee.
(g)    If any of the Award LTIP Units have been earned by a Grantee based on performance as provided in Sections 3(b), (c), (d) and (e), subject to Section 4 hereof, the Grantee’s Award LTIP Units shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Grantee must continue through the applicable vesting date or the accelerated vesting date provided in Section 4 hereof, as applicable:
(ii)    one-third (1/3) on October 1, 2016;
(iii)    one-third (1/3) on October 1, 2017; and
(iv)    one-third (1/3) on October 1, 2018.
To the extent that a Grantee’s Award Agreement provides for amounts or schedules of vesting that conflict with the provisions of this Section 3(g), the provisions of the Grantee’s Award Agreement will govern.

Within thirty (30) days following each vesting date under Section 3(g), a Grantee, in his or her sole discretion, shall be entitled to convert such Award LTIP Units that vested on such date into OP Units.
Any Award LTIP Units that do not become vested pursuant to Section 3(g) or Section 4 hereof shall, without payment of any consideration by the Partnership automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such forfeited Award LTIP Units.
4.    Termination of Grantee’s Continuous Service; Death and Disability/ Change of Control.
a.    In the event of the termination of a Grantee’s Continuous Service, unless otherwise provided in the Grantee’s Award Agreement, the Grantee’s Award LTIP Units shall be treated as set forth in the Grantee’s Service Agreement as in effect immediately prior to such termination. If the Grantee is not party to a Service Agreement immediately prior to such termination or the Grantee’s Service Agreement or Award Agreement does not provide for the treatment of the Grantee’s Award LTIP Units upon such termination, then the Grantee’s Award LTIP Units and the Grantee’s Participation Percentage shall be forfeited upon the termination of the Grantee’s Continuous Service.
b.    In the event that a Grantee remains in Continuous Service through the date of a Change in Control, the calculations provided in Sections 3(b), (c), and (d) hereof shall be performed with respect to the Grantee’s Award LTIP Units as of the Valuation Date next following such Change in Control (and if such Valuation Date is not the Final Valuation Date, on the Final Valuation Date as well) and the Grantee shall be entitled to the higher Total OPP Unit Equivalent determined by such calculations and such Total OPP Unit Equivalent shall be deemed to have vested immediately and automatically upon the date of the Change in Control. If a Valuation Date occurs prior to the Change in Control, all of such Grantee’s unvested Award LTIP Units that were earned pursuant to the calculations set forth in Sections 3(b), (c) and (d) hereof shall vest immediately and automatically upon the occurrence of the Change of Control.
5.    Rights of Award Recipient. No Grantee shall have any rights with respect to this Plan or an Award granted under this Plan (i) until the Effective Date occurs and (ii) unless he or she shall have accepted an Award granted under this Plan by (a) signing and delivering to the Partnership a copy of the Grantee’s Award Agreement and (b) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Upon acceptance of an Award granted under this Plan by a Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the Award LTIP Units so accepted. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the Award LTIP Units specified in the Grantee’s Award Agreement, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and the Grantee’s Award Agreement. Award LTIP Units granted to a Grantee constitute and shall be treated for all purposes as the property of the Grantee, subject to the terms of this Plan, the Grantee’s Award Agreement and the Partnership Agreement.
6.    Distributions.
a.    The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby.
b.    The LTIP Unit Distribution Participation Date (as defined in the Partnership Agreement) with respect to any Award LTIP Unit shall be the date as of which such Award LTIP Unit is earned pursuant to Sections 3(b), (c), (d) and (e), subject to Section 4 hereof. In addition, on the date on which any Award LTIP Unit is earned, the Partnership will pay each Grantee, for each Award LTIP Unit earned by a Grantee, an amount in cash equal to the quotient of (i) the per unit amount of all distributions paid with respect to each OP Unit on or after the applicable Grant Date and before the date on which such Award LTIP Unit is earned (other than those with respect to which an adjustment was made pursuant to Section 8 hereof) divided by (ii) the Conversion Factor.
c.    All distributions paid with respect to Award LTIP Units, both before and after the date on which such Award LTIP Units were earned, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested based on the passage of time as provided in Section 3 or Section 4 hereof.

7.    Restrictions on Transfer.
Except as otherwise permitted by the Committee in its sole discretion, none of the Award LTIP Units granted hereunder nor any of the OP Units of the Partnership into which any Award LTIP Units may be converted (the “Award OP Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”); provided, that vested Award LTIP Units or Award OP Units that have been held for a period of at least two (2) years beginning on the Effective Date may be Transferred by a Grantee to the Grantee’s Family Members (as defined below) by gift or domestic relations order; and provided further that the transferee agrees”). The transferee in any Transfers of Award LTIP Units or Award OP Units permitted by the Committee must agree in writing with the Company and the Partnership to be bound by all the terms and conditions of this Plan and the Grantee’s Award Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 7. Additionally, all Transfers of Award LTIP Units or Award OP Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award OP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award OP Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award OP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award OP Units. Except as provided in this Section 7, the Award granted to the Grantee under this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
For purposes of this Plan, “Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than 50 percent of the beneficial interest, and a partnership or limited liability company in which these persons (or the Grantee) own more than 50 percent of the voting interests.
8.    Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, significant repurchases of stock, or other similar change in the capital stock of the Company, (iii) any cash dividend or other distribution to holders of share of Common Stock or OP Units shall be declared and paid other than in the ordinary course, or (iv) any other extraordinary corporate event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of equitable or proportionate adjustment in the terms of this Plan or the Award LTIP Units granted hereunder to avoid distortion in the value of this Plan and the Awards granted hereunder, the Committee shall make equitable or proportionate adjustment and take such other action as it deems necessary to maintain a Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Plan and the terms of the Award LTIP Units granted to the Grantee under this Plan prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Plan; (B) adjustments in any calculations provided for in this Plan, and (C) substitution of other awards. All adjustments made by the Committee shall be final, binding and conclusive.
9.    Miscellaneous.
a.    Amendments. This Plan and the Awards granted hereunder may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification that adversely affects the rights of a Grantee hereunder must be consented to by the Grantee to be effective as against him or her. Notwithstanding the foregoing, this Plan and any Award Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Plan or such Award Agreement and/or to make such changes that do not adversely affect the Grantee’s rights hereunder or thereunder. The grant of an Award to a Grantee shall in no way affect the

Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership.
b.    Legend. The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
c.    Compliance With Law. The Partnership and each Grantee will make reasonable efforts to comply with all applicable securities laws with respect to the Grantee’s participation in this Plan. In addition, notwithstanding any provision of this Plan or a Award Agreement to the contrary, no Award LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.
d.    Grantee Representations; Registration.
(i)    By executing a Award Agreement, a Grantee hereby represents and warrants that (A) he or she understands that he or she is responsible for consulting his or her own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of an Award may become subject, to its particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective Affiliates (as defined in the Partnership Agreement), employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept an Award; (D) Award LTIP Units are subject to substantial risks; (E) the Grantee has been furnished with, and has reviewed and understands, information relating to the Grantee’s Award; (F) the Grantee has been afforded the opportunity to obtain such additional information as he or she deemed necessary before accepting the Award; and (G) the Grantee has had an opportunity to ask questions of representatives of the Partnership and the Company, or persons acting on their behalf, concerning the Award.
(ii)    By executing a Award Agreement, a Grantee hereby acknowledges that: (A) there is no public market for Award LTIP Units or Award OP Units and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales of Award LTIP Units and Award OP Units are subject to restrictions under the Securities Act and applicable state securities laws; and (C) because of the restrictions on transfer or assignment of Award LTIP Units and Award OP Units set forth in the Partnership Agreement and in this Plan and the Grantee’s Award Agreement, the Grantee may have to bear the economic risk of his or her ownership of the Award LTIP Units covered by his or her Award for an indefinite period of time.
e.    Section 83(b) Election. In connection with each separate issuance of LTIP Units under this Award pursuant to Section 3 hereof, a Grantee may elect to include in gross income in the year of transfer the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder. The Grantee agrees to file such election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Grant Date of the Grantee’s Award LTIP Units with the IRS Service Center where the Grantee files his or her personal income tax returns, provide a copy of such election to the Partnership, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee. So long as the Grantee holds any Award LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
f.    Severability. If, for any reason, any provision of this Plan or a Award Agreement is held invalid, such invalidity shall not affect any other provision of the Plan or Award Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Plan or a Award Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Plan or such Award Agreement, shall to the full extent consistent with law continue in full force and effect.
g.    Governing Law. This Plan and each Award Agreement hereunder shall be made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.
h.    No Obligation to Continue Position as an Employee, Director, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Plan or any Award granted under this Plan to continue to have the Grantee as an employee, director, consultant, advisor or other service provider and neither this Plan or Award granted under this Plan shall interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.
i.    Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 405 Park Avenue, New York, New York, 10022, and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.
j.    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for federal income tax purposes or subject to Federal Insurance Contributions Act with respect to an Award, the Grantee will pay to the Company, Partnership, or if appropriate, any if its affiliates, or make arrangements satisfactory to the Committee regarding the payment of any United States federal, state or local or foreign taxes required by law to be withheld with respect to such amount; provided, however, that if any Award LTIP Units or Award OP Units are withheld (or returned), the number of Award LTIP

Units or Award OP Units so withheld (or returned) shall be limited to the number which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Plan will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to a Grantee.
k.    Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Plan.
l.    Successors and Assigns. This Plan and each Award Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but no Award granted to a Grantee shall otherwise be assignable or otherwise subject to hypothecation by the Grantee.
m.    Section 409A. This Plan and all Awards granted hereunder shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Plan or an Award Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code.

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of ARC Properties Operating Partnership, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions of the Section 8.02 titled “Power of Attorney”), and becomes a party to, the Second Amended and Restated Agreement of Limited Partnership, dated as of February 28, 2013 of ARC Properties Operating Partnership, L.P. as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner

Name:
Date: [•], 201[•]
Address of Limited Partner:

EXHIBIT B
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF
PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and taxpayer identification number of the undersigned are:

Name: ______________________________________________________ (the “Taxpayer”)

Address: ___________________________________________________________________________

Social Security No./Taxpayer Identification No.: ___-__-____

2.    Description of property with respect to which the election is being made: ______ LTIP Units in ARC Properties Operating Partnership, L.P. (the “Partnership”).
3.    The date on which the LTIP Units were transferred is ___________, 201__. The taxable year to which this election relates is calendar year 201___.
4.    Nature of restrictions to which the LTIP Units are subject:
(a)    With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.
(b)    The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.
5.    The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $[•] per LTIP Unit.
6.    The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.
7.    A copy of this statement has been furnished to the Partnership and American Realty Capital Properties, Inc.

Dated: _________________________________ Name: ____________________________

SCHEDULE TO EXHIBIT B
Vesting Provisions of LTIP Units
The LTIP Units are subject to time-based and performance-based vesting with the final vesting percentage equaling the product of the time-based vesting percentage and the performance-based vesting percentage. Performance-based vesting will be from 0% to 100% based in part on each of American Realty Capital Properties, Inc.’s (the “Company’s”) per-share total return to shareholders and the Company’s total return against the total percentage return to stock holders of a specified peer group, in each case for the period from October 1, 2013 to September 30, 2016 (or earlier in certain circumstances). Under the time-based vesting hurdles, one-third (1/3) of the LTIP Units will vest on October 1, 2016, one-third (1/3) of the LTIP Units will vest on October 1, 2017, and the remaining one-third (1/3) of the LTIP Units will vest on October 1, 2018, provided that the Taxpayer continues his or her service relationship with the Company and the Partnership through such dates, subject to acceleration in the event of certain extraordinary transactions [or termination of the Taxpayer’s service relationship with the Company under specified circumstances]. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the determination of the performance-based percentage or the passage of time.